Exhibit j(i) under Form N-1A
                                       Exhibit 23 under Item 601/Reg S-K




        Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information included in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-1A-333-134468) of Federated MDT Series and to the inclusion of our report dated August 7, 2006 on the financial statement of Federated MDT All Cap Core Fund as of August 4, 2006.


ERNST & YOUNG LLP
/s/ Ernst & Young LLP

Boston, Massachusetts
August 7, 2006